Exhibit 10.27

FACTORING AGREEMENT

THIS FACTORING AGREEMENT ("Agreement") made and executed as of September 30, 2007, by and between PARK STAFFING SERVICES, LLC, a California limited liability company  ("Client") and COMPUTER CONTACT SERVICE, INC., a California corporation ("Factor").

1. Purchase Of Accounts Receivable

1.1. Appointment as Factor.  Client hereby appoints Factor to act as its sole factor.  Client hereby agrees to assign and sell, and does hereby assign and sell, to Factor, and Factor hereby agrees to purchase all of Client's Receivables whether now existing or hereafter arising without any further act or instrument.  For all purposes hereof, the term "Receivables" shall mean and include all accounts, contract rights, general intangibles, chattel papers, instruments, documents and all forms of obligations owing to Client arising from or out of the rendition of services, all proceeds thereof, all Client's:  (a) rights to merchandise represented thereby; (b) rights under insurance policies covering services; and (c) right, title, security interests and guarantees with respect to each Receivable, including all rights of replevin and reclamation and stoppage in transit and all other rights of an unpaid seller of services.

1.2. Written Credit Approval.  Client shall submit to Factor the principal terms of each customers' orders for written credit approval.  Factor may, in its discretion, approve in writing all or a portion of Client's customers' orders either by establishing a credit line limited to a specific amount for a specific customer, or by approving all or a portion of a proposed purchase order submitted by Client ("Approved Receivables").  No credit approval shall be effective unless in writing and unless the services rendered within the time specified in the written credit approval or within 30 days after the approval is given, if no time is specified.  No written credit approval or terms of service shall be changed without Factor's written approval.  Factor shall have the right to withdraw its credit approval or withdraw or adjust a credit line at any time before rendition of services.  Factor shall not be liable to any person or in any manner for refusing to approve the credit of any customer.

1.3. Written Schedules.  Client shall execute and deliver to Factor written schedules of all Receivables sold or assigned hereunder in form satisfactory to Factor, together with copies of customer's invoices or the equivalent and upon Factor's request, conclusive evidence of rendition of services and all other information or documents Factor may require.  Client's failure to execute and deliver such schedule of Receivables shall not affect the assignment of such Receivables hereunder.

1.4. Remittances.  All customers' invoices shall be marked indicating that the Receivable evidenced by the invoice is owned by and payable to Factor in a manner satisfactory to Factor.  All remittances, checks, bills and other proceeds of sales shall be property of Factor and Client authorizes Factor to endorse its name on any and all checks or other forms of remittances received in payment of Receivables whenever such endorsement is deemed to be necessary by Factor to effect collection thereof.  If any remittances are made directly to Client, Client shall hold the same in trust for the benefit of Factor and will immediately deliver to Factor the identical checks, documents, instruments or moneys received in the same form as received by Client.  Client has been advised that Factor may employ a lockbox account for the deposit of remittances received in payment of Receivables, and Client consents thereto.

1.5. Credit Limits.  Factor may limit its purchase of Receivables arising from services to any one customer, and in such event, and in any instance in which Factor does not approve the credit standing of that customer or the terms of service, Factor nevertheless agrees to purchase such Receivables from Client and Client shall sell and assign the same to Factor hereunder, but with full recourse to Client in the event of nonpayment thereof for any reason whatsoever ("Non-Approved Receivables").

2. Representations And Warranties

2.1. Receivables.  Client represents and warrants that each and every Receivable now or hereafter assigned to Factor: (a) represents a bona fide rendition of services to customers in the ordinary course of its business; (b) represents services which have been received and accepted by Client's customers without dispute or claim of any kind and shall be free and clear of any offset, deduction, counterclaim, lien, encumbrance or any other claim or dispute (real or claimed), including, without limitation, claims or disputes as to price, terms, delivery, quantity or quality and claims of release from liability or because of any act of God, or a public enemy, or war, or because of the requirements of law or of rules, orders or regulations having the force of law; (c) will be for an amount certain payable in United States funds in accordance with the terms of the invoice covering said services, which shall not be changed without Factor's written approval; (d) except for Factor's security interest therein, there are no security interests, liens or encumbrances thereon and it will at all times be kept free and clear of same except in Factor's favor; (e) Client has title thereto and Client has the legal rights to sell, assign, transfer and set over the same to Factor; (f) all documents to be delivered to Factor in connection therewith will be genuine and be enforceable.  Client agrees to indemnify Factor against any liability, loss or expense caused by or arising out of the rejection of services or claims or deductions of every kind and nature by Client's customers.

2.2. Chargebacks.  In the event of Client's breach of any of the foregoing representations and/or warranties, or in the event that a Receivable shall remain unpaid for a period of sixty (60) days or more for any reason (or for no reason), Factor shall have, in addition to all other rights under this Agreement, the right to chargeback to Client immediately the full amount of the Receivables affected thereby together with interest, but such chargeback shall not be deemed a reassignment thereof, and Factor shall retain a security interest in such Receivable until such Receivable is fully paid, settled or discharged and all Client's Obligations (as hereinafter defined) to Factor are fully satisfied.

3. Purchase Price

3.1. Calculation of Purchase Price.  The purchase price ("Purchase Price") of Receivables sold and assigned hereunder shall be the net amount thereof, as herein defined, less the amount of Factor's commission on the purchase of such Receivables as provided in Section 4 hereof.  As used herein, the term "net amount" of Receivables shall mean the gross amount of Receivables less allowances and discounts to, or taken by, customers upon shortest or longest payment terms, as Factor may elect.  Such Purchase Price, less: (a) any reserves which Factor may have established; (b) any sums advanced, remitted or otherwise paid to Client or for Client's account or debited to Client's account; and (c) any other charges authorized hereunder, shall be payable by Factor to Client five (5) business days after collection of the Receivables (the "Payable Date").

3.2. Advances.  Factor may, at Client's request but in Factor's sole discretion, make advance payments to Client with respect to the Purchase Price of Receivables prior to the aforesaid time or times of Factor's obligation to make payment thereof in an amount up to 75 percent of the net amount thereof. Such advance payments, which shall be debited by Factor to Client's, shall bear interest at the Contract Rate (as that term is defined in Section 4.3 hereof) from the date of such advance until the Payable Date.

3.3. Reserves.  Factor may reserve out of the Purchase Price of all Receivables sold and assigned an amount which, in Factor's judgment, is sufficient to protect it against possible returns, claims, allowances, expenses and recourse to Client on Receivables sold and assigned to Factor and against other contingencies for which Client may be chargeable hereunder.

3.4. Overadvances.  From time to time Client may request advances from Factor in excess of the advance formula set forth in Section 3.2 hereof, or as from time to time adjusted by Factor.  Factor may in its sole discretion make such advances (hereinafter called "Overadvances").  Interest on Overadvances shall be at a rate of 1.0% per annum in excess of the Contract Rate of interest as calculated pursuant to the provisions of Section 4 hereof.  All Overadvances are discretionary by Factor, may be terminated at any time, and are payable on demand.  Nothing herein shall limit or restrict Factor's right to adjust advance formulas upward or downward based upon Factor's lending criteria and collateral evaluations which are established in Factor's sole discretion.

4. Commissions And Interest

4.1. Factoring Commission.  For its services hereunder, Factor shall receive a Commission equal to four percent (4.0%) of the gross amount of Receivables purchased hereunder. In the case of any Receivables from a customer who is a debtor-in-possession, Factor shall receive an additional commission equal to two percent (2.0%) of the gross invoice amount of each Receivable, which commission shall be due and payable as of the date a Receivable arises, and shall then be chargeable to Client's account.

4.2. Extended Terms.  The commission specified in Section 4.1, above, is based upon maximum Receivable payment terms of sixty (60) days, and no more extended terms or additional dating shall be granted by Client to any customer without Factor's prior written approval. If such approval is given by Factor, Factor's commission with respect to the Receivables covered thereby shall be increased by an additional one-quarter of one percent (0.25%) for each additional thirty (30) days or portion thereof of extended terms or additional dating.

4.3. Monthly Statement and Calculation of Interest.  Factor will send Client a monthly account current as of the end of each month. Unless Factor receives a written objection to any account current rendered by Factor within thirty (30) days after the mailing of such account current, it shall be deemed accepted by Client and shall become conclusive and binding upon Client.  All debit balances shall be payable to Factor on demand and shall bear interest at the rate of interest then in effect as hereinafter provided (herein called the "Contract Rate").  The Contract Rate of interest hereunder shall be equal to the Prime Rate (as hereinafter defined) plus one percent (1.0%) per annum.  Such Contract Rate is based upon the highest announced prime, base or reference rate charged by Wells Fargo Bank, N. A. to substantial and responsible corporate commercial borrowers ("Prime Rate") which is now 6.5% per annum, and is neither tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers by such Bank.  Such Contract Rate shall be increased or decreased as the case may be, as such Prime Rate is increased or decreased and to the extent thereof; each such change to be effective as at the first of the month following the month the related change in such Prime Rate occurs; but in no event shall the Contract Rate of interest hereunder be less than 4% per annum nor in excess of the maximum rate Factor is permitted to charge by law.

5. Security Interest

5.1. Grant of Security Interest.  As security for all "Obligations" (as herein defined), Client hereby grants to Factor a continuing security interest in, a general lien upon and/or a right of setoff of, all of Client's presently existing and hereafter created assets, including, without limitation: (i) the Receivables; (ii) present and future accounts, contract rights, chattel paper, documents, instruments, notes, drafts, acceptances, deposit accounts and all other debts, obligations and liabilities in whatever form owing to Client from any person, firm, corporation or other legal entity whether now existing or hereafter arising or acquired (the "Accounts"); all Client's right, title and interest, and all of Debtor's rights, remedies, guarantees, security and liens, in, to and in respect of the Accounts, and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any account debtor, rights to the proceeds of letters of credit, all tort claims and credit and other insurance; all books, records, ledger cards and other property and general intangibles at any time evidencing or relating to the Accounts; (iii) all machinery, equipment, spare parts, vehicles, furniture and fixtures, all warranties by third parties relating thereto, and all attachments, accessions and equipment now or hereafter affixed thereto or used in connection therewith, and all substitutions and replacements thereof, wherever located, whether now owned or hereafter acquired (the "Equipment"); and all books, records and other property and general intangibles at any time relating to the Equipment; (iv) general intangibles, whether now owned or hereafter acquired, whether now existing or hereafter arising, including, without limitation, all trademarks, patents, copyrights, service marks, brand names, trade names, trade styles, together with the goodwill of the business represented thereby, all computer programs and computer software, all licenses and permits; all claims for moneys due, including, but not limited to, that arising from policies and certificates of insurance, securities, choses in action as well as tax refunds from any federal, state or municipal government, agency or subdivision thereof or taxing authority, and all credit balances with Factor and all Client's claims against Factor (whether now or hereafter existing and whether arising under this Agreement or otherwise) and all excess pension funds and all books, records and other property at any time relating to all the foregoing, including, without limitation, all rights to royalties and other rights under license and franchise agreements; (v) all Client's property of every kind and description, tangible or intangible, at any time in Factor's possession or subject to Factor's control, whether now or hereafter existing or now owned or hereafter acquired and wherever located; (vi) all products and proceeds of all of the foregoing, in any form, including, without limitation, any claim against third parties for loss or damage to or destruction of any or all of the foregoing. As used herein, the term "Obligations" means and includes all loans, advances, indebtedness, liabilities, obligations, debit balances, covenants and duties owing by Client or any of Client's subsidiaries or affiliates to Factor of every kind and description (whether now or hereafter existing and whether arising under this Agreement or otherwise), direct or indirect, absolute or contingent, due or to become due, including, without limitation, any indebtedness, liabilities or obligations owing by Client to others which Factor has acquired by assignment, participation or otherwise, and further including, without limitation, all interest, fees, charges, expenses and attorneys' fees for which Client may be obligated hereunder.

5.2. Cooperation.  Client agrees to execute such further instruments and financing statements as may be required by any law in connection with the transactions contemplated hereby and to cooperate with Factor in the filing or recording and renewal thereof, and Client hereby authorizes Factor (and appoints any person whom Factor designates as its attorney with power) to sign Client's name on any such instrument and on financing statements under the Uniform Commercial Code. Client hereby authorizes Factor to file financing statements containing the following collateral description: "All of Debtor's Assets now owned or hereafter acquired" or such lesser amount of assets as Factor may determine.  Recourse to security shall not be required and Client shall at all times remain liable for the repayment on demand of all Obligations.

6. Customer Disputes And Claims

6.1. Disputes and Claims.  Client shall immediately notify Factor in each instance of the rejection of any Receivable, of any request for extension of time to pay or request for credit or adjustment, or of any dispute or claim relating to any Receivable or to the services covered thereby or tending in any way to diminish the sum certain payable thereon.  If any such dispute, controversy or claim is not promptly settled by Client, Factor may, if it so elects, settle, compromise, adjust or otherwise enforce or dispose of by litigation or otherwise, any such dispute, controversy or claim, at Client's expense, and upon such terms and conditions as Factor in its sole discretion shall deem proper, but Factor shall have no obligation to do so.  Client shall not grant any allowances, credits or adjustments to customers without Factor's prior written consent in each instance.

6.3. Credit Memoranda.  Copies of all credit memoranda to be issued to any customer shall be furnished by Client to Factor and only the customer shall be entitled to the benefit thereof.

7. Fees And Expenses

7.1. Monitoring Fees and Other Expenses.  Upon Factor's performance of any collateral monitoring function, any field examination, or other business analysis, ("Monitoring") there shall be charged to Client's account, an amount equal to $750 per day, per person, for each person employed to perform such Monitoring together with all costs, disbursements and expenses incurred by Factor during such Monitoring provided, that in the absence of an Event of Default, the aggregate fees, costs, disbursements and expenses for such Monitoring shall be limited to $10,000 per year, with the first yearly period commencing on the effective date of this Agreement.  In addition, Client shall pay to Factor all costs, expenses and liabilities incurred, in connection with: (a) the execution and delivery of this Agreement and any agreement, instrument or document delivered pursuant hereto or in connection herewith (collectively, the "Other Agreements"), including (i) a reasonable allowance for attorneys' fees and (ii) a documentation fee in the amount of $1,000; (b) any waiver, amendment, supplement, consent or modification hereof or thereof; and (c) the filing or perfecting of any security interest in any collateral securing the Obligations or any guaranty therefor.  Factor shall also be entitled to charge Client's account for all costs and expenses incurred (including reasonable attorneys fees) in connection with: (i) obtaining or enforcing payment of any Obligation; (ii) the prosecution or defense of any action or proceeding concerning any matter arising out of or connected with this Agreement, any Other Agreement, or any of the Receivables assigned hereunder, including, without limitation, effecting collection of Receivables whether by adjustments, litigation or otherwise, and realization upon recovered or returned merchandise and defending successfully in whole or in part any and all actions or proceedings brought by Client; (ii) obtaining performance of the Obligations under this Agreement or any Other Agreement, including, but not limited to, the enforcement or defense of Factor's security interests, assignments of rights and liens as valid perfected security interests; (iii) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any collateral for the Obligations; (iv) any appraisals or re-appraisals of any property (real or personal) pledged to Factor as collateral for the Obligations; and (v) any consultations in connection with any of the foregoing.  In addition to the foregoing, Factor shall charge Client's account with fees relating to telecopying, wire transfers, special or additional reports and other services at such rates as shall be charged by Factor to its clients from time to time.  All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by Client to Factor shall be payable on demand may be charged to Client's account and shall constitute Obligations hereunder and shall be secured by the collateral therefor.

8. Indemnities

8.1. Indemnification.  Client hereby indemnifies and holds Factor and its affiliates, and their respective employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of any financial accommodation having been extended, suspended or terminated under this Agreement or any Other Agreement or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement or any Other Agreement, and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct.  NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO CLIENT OR TO ANY OTHER PARTY FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF ANY FINANCIAL ACCOMMODATION HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

8.2. Taxes.  If any tax by any governmental authority (other than income and franchise taxes) is or may be imposed on or as a result of any transaction between Client and Factor, or in respect to sales or the merchandise affected by such sales, which Factor is or may be required to withhold or pay, Client agrees to indemnify and hold Factor harmless in respect of such taxes, and Client will repay Factor the amount of any such taxes, which shall be charged to Client, and until Client shall furnish Factor with indemnity therefor (or supply Factor with evidence satisfactory to Factor that due provision for the payment thereof has been made), Factor may hold without interest any balance standing to Client's credit and Factor shall retain its security interest in any and all collateral held by Factor.

9. Termination And Default

9.1. Term.  The term of this Agreement shall begin as of the effective date hereof and continue until the last day of the thirty-sixth (36th) month hereafter (as such date may be renewed from time to time pursuant to the terms hereof, the "Maturity Date") and thereafter shall be automatically renewed from year to year unless terminated on such last day of such month or any anniversary thereof by Client giving Factor at least sixty (60) days prior written notice by registered or certified mail, return receipt requested. Factor shall have the right to terminate this Agreement at any time by giving Client sixty (60) days prior written notice.

9.2. Defaults.  Notwithstanding the foregoing, Factor may terminate this Agreement without notice and all Obligations shall, unless and to the extent that Factor otherwise elects, become immediately due and payable without notice or demand upon the occurrence and during the continuance of any one or more of the following events (each an "Event of Default"): (a) Client fails to pay any Obligation when due; (b) Client commits any breach of or default in the performance of its representations, warranties or covenants whether contained herein or in any instrument or document delivered pursuant hereto or in any other Agreement, instrument, or document under which it is obligated to Factor; (c) Client or any Guarantor, surety or other party liable upon any Obligation (i) makes any false or untrue representation to Factor in connection with this Agreement or any transaction relating thereto; (ii) become(s) unable to pay its debts as they mature; (iii) make(s) a general assignment for the benefit of creditors, suspend(s) the transaction of Client's or any Guarantor's usual business, convene(s) or cause(s) to be convened a meeting of Client or any Guarantor's creditors or principal creditors or take(s) advantage of the insolvency laws of any State, or a case is commenced or a petition in bankruptcy or for an arrangement or reorganization under the Federal Bankruptcy Code is filed by or against Client or any such other party or a custodian or receiver (or other court designee performing the functions of a receiver) is appointed for or takes possession of Client's or any such other party's assets or affairs or an order for relief in a case commenced under the Federal Bankruptcy Code is entered; or (d) any Guarantor, surety or other party liable upon any Obligations shall die; (e) Client shall be dissolved; (f) there shall be issued or filed against Client, any Guarantor, surety or other party liable upon any Obligations, any tax lien; (g) any Guarantor challenges the effectiveness of or seeks or purports to terminate the effectiveness of the applicable Guaranty; (h) any Guarantor fails to comply with the provisions of the applicable Guaranty; (i) or there shall be issued or filed against Client any attachment, injunction, execution, or judgment which is not removed within thirty (30) days after same was issued or filed.

9.3. Continuing Obligations.  Notwithstanding any termination of this Agreement Client shall continue to deliver Receivables information to Factor and turn over all collections to Factor as herein provided until all Obligations shall have been fully paid and satisfied, and until then this Agreement shall remain in full force and effect as to and be binding upon Client, and Factor shall be entitled to retain its security interest in all existing and future Receivables and other security and collateral.

9.4. Remedies.  Upon the occurrence of any of the Events of Default specified in Section 9.2 hereof, Factor shall have all the rights and remedies of a secured party under the Uniform Commercial Code and other applicable laws with respect to all collateral in which it has a security interest, such rights and remedies being in addition to all of its other rights and remedies provided for herein.  Factor may sell or cause to be sold any or all of such collateral, in one or more sales or parcels, at such prices and upon such terms as it may deem best, and for cash or on credit or for future delivery, without its assumption of any credit risk, and at a public or private sale as it may deem appropriate. Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Factor will give Client reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. At any such sale, Factor may disclaim warranties of title, possession, quiet enjoyment and the like and any such disclaimer shall not effect the commercial reasonableness of the sale. The requirements of reasonable notice shall be met if any such notice is mailed, postage prepaid, to Client's address shown herein, at least five (5) days before the time of the sale or disposition thereof. Factor may invoice any such sale in Factor's name or in Client's name, as Factor may elect, as the seller, and in such latter event such invoice shall be marked payable to Factor as provided in Section 1.4 hereof. Factor may be the purchaser at any such public sale and thereafter hold the property so sold at public sale, absolutely, free from any claim or right of any kind, including any equity of redemption. The proceeds of sale shall be applied first to all costs and expenses of, and incident to, such sale, (including attorneys' fees), and then to the payment (in such order as Factor may elect) of all Obligations. Factor will return any excess to Client and Client shall remain liable for any deficiency.

10. Miscellaneous

10.1. No Pledge of Credit. Client shall not be entitled to pledge Factor's credit for any purpose whatsoever.

10.2. Waivers. Client waives presentment and protest of any instruments and all notices thereof, notice of default and all other notices to which it might otherwise be entitled. Client shall maintain, at its expense, proper books of account.

10.3 Right of Inspection. Factor shall have the right to inspect and make extracts from such books and all files, records and correspondence at all reasonable times.

10.4 No Pledge or Sale of Receivables. During the term of this Agreement Client shall not sell or assign, negotiate, pledge or grant any security interest in any Receivables to any one other than Factor.

10.5. Organization and Locations. Client certifies that its address as set forth in this Agreement is its mailing address, its chief place of business, and the office at which its records relating to Receivables are kept. Client further certifies that its state of incorporation or organization is the State of Nevada and it shall not change its state of incorporation or organization without Factor's written consent. Client shall not effect any change of its mailing address, its chief place of business, or the office in which its records relating to Receivables are kept, without first giving Factor thirty days prior written notice thereof. Client shall provide to Factor, upon request, a Certificate of Good Standing from the Secretary of State of the state of incorporation or organization of the undersigned and from every state where the undersigned is qualified to do business.

10.6. Financial Statements. Client shall furnish to Factor, and Client shall cause all, corporate guarantors of the Obligations, if any, to furnish monthly internally prepared financial statements within thirty (30) days after the end of each calendar month, quarterly financial statements within sixty (60) days after the end of each of its fiscal quarters, and annual financial statements within ninety (90) days after the end of each of its fiscal years, all in form and substance acceptable to Factor and reviewed, in the case of annual statements, by an independent certified public accountant acceptable to Factor.

Client shall cause all individual guarantors of the Obligations, if any, to furnish to Factor his/her personal financial statement in form and substance acceptable to Factor within thirty (30) days after each anniversary of the date on which he/she furnishes to Factor the first such statement.

10.7 Solvency; Governing Law; Jurisdiction. Client warrants that it is solvent, knows of no present or pending situation which could render it insolvent and it will remain solvent during the term of this Agreement. The validity of this Agreement, its construction, interpretation, and enforcement and the rights of the parties hereto shall be determined under, governed by, and construed in accordance with the laws of the State of California; provided, however, that the laws of the state in which the collateral is located shall govern with respect to (a) the creation of liens on collateral located in such state and (b) the method, manner and procedure for foreclosure of Factor's lien upon any portion of the  collateral located in such state and the enforcement in such state of Factor's other remedies with respect to the collateral located in such state. The parties agree that all actions or proceedings, arising in connection with this Agreement shall be tried and litigated only in the state courts located in the County of Kern, State of California, the federal courts whose venue includes the County of Kern, State of California, or, at Factor's sole option, in any other court in which Factor shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, including any jurisdiction in which any of the collateral is located. The parties expressly submit and consent in advance to such jurisdiction in any action or proceeding commenced in any such court, and the parties hereby waive any objection which either may have based upon the lack of personal jurisdiction and hereby consent to the granting of such legal or equitable relief as is deemed appropriate by any such court. Furthermore, Client waives, to the extent permitted under applicable law, any right Client may have to assert the doctrine of "forum non conveniens" or to object to venue to the extent any proceedings are brought in accordance with the paragraph. Each of the parties to this Agreement hereby waives personal service of any summons or complaint or other process or papers to be issued in any action or proceeding involving any such controversy and hereby agrees that service of such summons or complaint or process may be made by registered or certified mail to the other party at the address appearing herein; failure on the part of either party to appear or answer within thirty (30) days after such mailing of such summons, complaint or process shall constitute a default entitling the other party to enter a judgment or order as demanded or prayed for therein to the extent that said Court or duly authorized officer thereof may authorize or permit.

10.8. Waiver of Jury Trial. FACTOR AND CLIENT DO HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING ON, OUT OF, BY REASON OF, OR RELATING IN WAY TO, THIS AGREEMENT OR THE INTERPRETATION OR ENFORCEMENT THEREOF OR TO ANY TRANSACTIONS THEREUNDER. IN THE EVENT FACTOR COMMENCES ANY ACTION OR PROCEEDING AGAINST CLIENT, CLIENT WILL NOT ASSERT ANY OFFSET OR COUNTERCLAIM, OF WHATEVER NATURE OR DESCRIPTION, IN ANY SUCH ACTION OR PROCEEDING.

10.9. No Waiver of Rights. No failure or delay by Factor in exercising any of its powers or rights hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or the exercise of any other right or power. Factor's rights, remedies and benefits hereunder are cumulative and not exclusive of any other rights, remedies or benefits which Factor may have. This Agreement may only be modified in writing and no waiver by Factor will be effective unless in writing and then only to the extent specifically stated.

10.10. Notices. All notices and other communications by either party hereto shall be in writing and shall be sent to the other party at the address specified herein.

10.11. Assignment. Factor shall have the right to assign this Agreement and all of Client's rights hereunder shall inure to the benefit of Factor's successors and assigns; and this Agreement shall inure to the benefit of and shall bind Client's respective successors and assigns.

11. Covenants

11.1. Minimum Liquidity. Client shall at all times maintain minimum Liquidity (as defined below) of at least Fifty Thousand Dollars ($50,000). "Liquidity" shall mean, for any time period, the sum of Client's unrestricted cash located in the United States.

11.2. Intercompany Distributions. Client covenants that it shall not upstream, sidestream or downstream any funds advanced by Factor to an entity affiliated with it.

IN WITNESS WHEREOF, this Agreement has been executed by Client and Factor as of the date first written above.

Client: PARK STAFFING SERVICES LLC,

a California limited liability company

by: /s/ Larry Eastland

Larry Eastland, Managing Member

Factor: COMPUTER CONTACT SERVICE, INC.,

a California corporation

by: /s/ Stan Harper

Stan Harper, President

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